Exhibit 10.3

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 25th day of August, 2008, by and between New Century Equity Holdings Corp., a Delaware corporation (the “Company”), and Newcastle Partners, L.P., a Texas limited partnership (the “Purchaser”).

R E C I T A L S :

WHEREAS, concurrently herewith, the Company is entering into an acquisition transaction to purchase Wilhelmina International, Inc. and its affiliated companies (collectively, the “Wilhelmina Companies”) pursuant to an Agreement dated the date hereof between the Company, the Wilhelmina Companies and the equityholders (the “Sellers”) of the Wilhelmina Companies (such agreement, the “Wilhelmina Agreement”); and

WHEREAS, the Company will require additional financing (the “Additional Financing”) to complete the transactions contemplated by the Wilhelmina Agreement under its terms; and

WHEREAS, in connection with entering into the Wilhelmina Agreement, the Sellers have (i) expressed the desire for certainty with respect to completion of the transactions contemplated by the Wilhelmina Agreement and (ii) opposed the inclusion of a financing contingency in the Wilhelmina Agreement in favor of the Company; and

WHEREAS, in these circumstances,  in order to facilitate a successful closing under the Wilhelmina Agreement, the Company has also sought to secure prior to execution of the Wilhelmina Agreement the Additional Financing; and

WHEREAS, the Purchaser desires to (i) purchase $3,000,000 of shares of common stock, $.01 par value, of the Company (“Common Stock”) at the Closing (as defined below) and (ii) commit to provide an additional $2,000,000 in equity financing for a period of six (6) months following the Closing, in each case at a per share price equal to NCEH Book Value Per Share (for purposes of this Agreement, NCEH Book Value Per Share shall have the same meaning as defined in the Wilhelmina Agreement, provided that clause (b) of the definition set forth in the Wilhelmina Agreement shall be excluded); and

WHEREAS, an independent committee of the Board of Directors of the Company has been formed to review, negotiate and approve the terms of such Additional Financing pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE; COMMITMENT

1.1           Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a number of shares of Common Stock equal to (x) $3,000,000 divided by (y) NCEH Book Value Per Share (the “Shares”) for an aggregate purchase price of $3,000,000 (the “Purchase Price”).

1.2           Commitment.  In addition, subject to the terms and conditions hereof, the Purchaser commits to purchase, at the Company’s election from time to time and at any time at or following the Closing, up to an aggregate of $2,000,000 (the “Commitment Amount”) in shares of Common Stock at a price per share equal to NCEH Book Value Per Share (any such shares purchased and sold, “Additional Shares”); provided that Purchaser shall have no obligation to purchase any shares of Common Stock (whether or not any Additional Shares were previously purchased and sold) on or following the date that is six (6) months following the Closing (the “Commitment End Date”).  The period between Closing and the Commitment End Date is referred to as the “Commitment Period.”

1.3           Rights.  Any issuance by the Company of shares of Common Stock to the Purchaser under this Agreement shall also include the associated share purchase rights issued under the Rights Agreement dated as of July 10, 2006 between the Company and The Bank of New York Trust Company (the “Rights”), on a one-for-one basis.

SECTION 2.  CLOSING, DELIVERY AND PAYMENT

2.1           Closing of the Shares Purchase.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall take place substantially concurrently with the closing of the transactions under the Wilhelmina Agreement, or at such other time or place as the Company and the Purchaser may mutually agree (the date of the Closing, the “Closing Date”).  At the Closing, subject to the terms and conditions hereof, the Company will issue, sell and deliver to the Purchaser the Shares, against payment of the Purchase Price by certified check or wire transfer of immediately available funds.  At that time, the Company and the Purchaser shall also execute and deliver the registration rights agreement substantially in the form of Exhibit A to this Agreement (the “Registration Rights Agreement”).

2.2           Additional Closings.  The closing of each purchase and sale of Additional Shares, if any, pursuant to the Purchaser’s commitment under Section 1.2 (each an “Additional Closing”) shall take place no later than five Business Days (as defined below) following the Company’s delivery of written notice to Purchaser specifying the number of Additional Shares the Company elects to sell to Purchaser (not to exceed an aggregate of $2,000,000 in shares at the per share price of NCEH Book Value Per Share with respect to all such Additional Closings).   At each Additional Closing, subject to the terms and conditions hereof, the Company will issue, sell and deliver to the Purchaser the applicable number of Additional Shares, against payment of the purchase price by certified check or wire transfer of immediately available funds.  The date of each Additional Closing shall be a Business Day.  In this Agreement, a “Business Day” is any Monday through Friday other than a day on which banks in the State of Texas are authorized to be closed.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, as follows:

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company’s only active subsidiaries are the subsidiaries listed on Schedule 3.1 (the “Subsidiaries”).  Except as indicated on Schedule 3.1, each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Company and the Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and, when executed, the Registration Rights Agreement (together with this Agreement and any other document or agreement executed by parties hereto in connection with any purchase and  sale of Additional Shares hereunder, the “Transaction Documents”), to issue and sell the Shares and Additional Shares (if any) and to carry out the provisions of the Transaction Documents.  Each of the Company and the Subsidiaries is duly qualified and authorized to do business, or registered as a foreign corporation, and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified or registered would not have a material adverse effect on the Company and the Subsidiaries or their business, taken as a whole.

3.2           Capitalization.  The Company is authorized to issue 75,000,000 shares of Common Stock, of which 53,883,872 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock.  Except as set forth on Schedule 3.2 or in the Company’s current, quarterly, annual and other periodic filings (the “SEC Reports”) with the U.S. Securities and Exchange Commission (the “Commission”), there are no outstanding options, warrants or other rights to acquire any of the Company’s capital stock, or securities convertible, exercisable or exchangeable for the Company’s capital stock or for securities themselves convertible, exercisable or exchangeable for the Company’s capital stock (together, “Convertible Securities”).  Except as set forth on Schedule 3.2 or in the SEC Reports or pursuant to this Agreement or the Wilhelmina Agreement, the Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities.  All issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free from any preemptive and cumulative voting rights and (iv) were issued pursuant to an effective registration statement filed with the Commission and applicable state securities authorities or pursuant to valid exemptions under federal and state securities laws.  Except as set forth on Schedule 3.2 or in the SEC Reports, there are no outstanding rights of first refusal or proxy or shareholder agreements of any kind relating to any of the Company’s securities to which the Company is a party or as to which the Company has received written notice.  When issued hereunder, the Shares and Additional Shares (if any) will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and Additional Shares (if any) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.3           Authorization; Binding Obligations. All corporate action on the part of the Company and its directors (including a special committee of independent directors) necessary for the authorization of the Transaction Documents and the performance of all obligations of the Company hereunder and thereunder at the Closing, including the authorization, sale, issuance and delivery of the Shares and Additional Shares (if any), has been taken, and no further corporate action is required to be taken.  The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity, including those that restrict the availability of equitable remedies, and except that the enforceability of indemnification provisions of the Registration Rights Agreement may be limited by applicable laws and public policy.  The issuance and sale of the Shares and Additional Shares (if any) are not and will not be subject to any preemptive rights or rights of first refusal.

3.4           No Conflicts.  The execution and delivery of, and the performance of and compliance with the transactions contemplated by, the Transaction Documents, including the issuance and sale of the Shares and Additional Shares (if any), will not, with or without the passage of time or giving of notice or both, conflict with, constitute a violation or default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any Subsidiary pursuant to, (i) the Company’s currently effective Certificate of Incorporation or By-Laws, (ii) any provision of any mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound, (iii) any judgment, decree, order, writ, statute, rule or regulation applicable to the Company or any Subsidiary or any permit, license, authorization or approval applicable to the Company or any Subsidiary, except (in the case of (ii) and (iii)) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole.

3.5           Reporting Status.  The Company has filed all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement.  The SEC Reports complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6           No Material Adverse Change.  Since March 31, 2008, and except as disclosed in the SEC Reports, there has not been any material adverse change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company.

3.7           Private Offering.  Assuming the truth and accuracy of the representations and warranties of the Purchaser contained in Section 4, the offer, sale and issuance of the Shares and Additional Shares (if any) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempt from registration and qualification under the registration, permit or qualification requirements of the State of Texas.

3.8           No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and Additional Shares (if any).

3.9           Acknowledgment Regarding the Purchaser's Role. The Company acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Shares and Additional Shares (if any).  The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, and agrees, as follows:

4.1           Investment Representations.  The Purchaser understands that neither the offer nor the sale of the Shares or Additional Shares (if any) has been registered under the Securities Act.  The Purchaser also understands that the Shares and Additional Shares (if any) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement.  The Purchaser hereby represents and warrants as follows:

(a)           Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Purchaser must bear the economic risk of its investment in the Shares and Additional Shares (if any) indefinitely unless the Shares or Additional Shares (if any), as the case may be, are subsequently registered pursuant to the Securities Act or an exemption from registration is available.  Except as may be contemplated by the Registration Rights Agreement (when executed), the Purchaser has no present intention of selling or otherwise transferring the Shares or Additional Shares (if any) or any interest therein.  The Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares or Additional Shares (if any) under the circumstances, in the amounts or at the times the Purchaser might propose.

(b)           Acquisition for Own Account.  Except as may be contemplated by the Registration Rights Agreement (when executed), the Purchaser is acquiring the Shares and Additional Shares (if any) for the Purchaser’s own account for investment only, and not with a view towards their public distribution.

(c)           Purchaser Can Protect Its Interest.  By reason of its, or of its management’s business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement.  Further, the Purchaser is aware of no publication of any advertisement or general solicitation in connection with the transactions contemplated in the Agreement.

(d)           Accredited Investor.  The Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)           Residence.  The Purchaser is organized under the laws of the State of Texas and its principal office is located in the State of Texas.

(f)           Rule 144.  The Purchaser acknowledges and agrees that, when issued, the Shares and Additional Shares (if any) must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of specified conditions.

(g)           Access To Information.  The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to review the Company’s facilities.  The Purchaser acknowledges that the Company has given the Purchaser access to the corporate records and accounts of the Company, has made its officers and representatives available for interview by the Purchaser and has furnished the Purchaser with all documents and other information requested by the Purchaser to make an informed decision with respect to the purchase of the Shares and Additional Shares (if any).

4.2           Transfer Restrictions. The Purchaser acknowledges and agrees that, when issued, the Shares and Additional Shares (if any) are subject to restrictions on transfer and will bear restrictive legends.

4.3           Organization; Authorization;  Binding Obligations.  The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas.  The Purchaser has all requisite limited partnership power and authority to execute and deliver this Agreement, the Registration Rights Agreement and any other Transaction Documents and to carry out its obligations under the provisions of such documents.  This Agreement and the Registration Rights Agreement and any other Transaction Documents, when executed and delivered, will be valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity, including those that restrict the availability of equitable remedies, and except that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws and public policy.

SECTION 5.  CONDITIONS FOR CLOSING

5.1           Conditions to each party’s obligations with respect to the Shares.  The obligation of each party to close the purchase and sale of the Shares as contemplated by this Agreement is subject to satisfaction of the following conditions at or prior to Closing:

(a)           The conditions to the Company’s obligations to close the transactions under the Wilhelmina Agreement shall be satisfied (or waived by the Company, to the extent capable of being waived under law), and the closing of the transactions under the Wilhelmina Agreement shall occur substantially concurrently with the Closing hereunder.

(b)           There shall not be any law, regulation or order enacted, entered, promulgated, enforced or issued by any governmental authority or court or other legal restraint preventing, prohibiting or rendering illegal the consummation of the transactions under this Agreement.

(c)           There shall not be any legal proceedings or order seeking to restrain or to invalidate the transactions contemplated hereunder, which, if resolved unfavorably, could reasonably be expected to result in a material adverse effect on the Purchaser or the Company (giving effect to the closing of the transactions under the Wilhelmina Agreement).

5.2           Conditions to the Company’s obligations with respect to the Shares.  The obligation of the Company to close the sale of the Shares as contemplated by this Agreement is subject to satisfaction of the following conditions at or prior to Closing:

(a)           The representations and warranties of the Purchaser contained in Article 4 of this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date, except for changes contemplated by this Agreement (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date); provided, that this condition shall be deemed to be satisfied unless all such failures of the representations and warranties to be true and correct, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the closing of the transactions under this Agreement.

(b)           The Purchaser shall have complied in all material respects with its obligations under this Agreement.

(c)           The Purchaser shall have executed and delivered to the Company at the Closing the Registration Rights Agreement and any other Transaction Documents required of the Purchaser to be executed and delivered at the Closing.

5.3           Conditions to Purchaser’s obligations with respect to the Shares.  The obligation of Purchaser to close the purchase of the Shares as contemplated by this Agreement is subject to satisfaction of the following conditions at or prior to Closing:

(a)           The Company shall have executed and delivered to the Purchaser at the Closing the Registration Rights Agreement and any other Transaction Documents required  of the Company to be executed and delivered at the Closing.

(b)           The representations and warranties of the Company contained in Article 3 of this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date, except for changes contemplated by this Agreement (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date); provided, that this condition shall be deemed to be satisfied unless all such failures of the representations and warranties to be true and correct, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole.

(c)           The Company shall have complied in all material respects with its obligations under this Agreement.

5.4           Conditions to Purchaser’s obligations with respect to Additional Shares.  The obligation of the Purchaser to close the sale of any Additional Shares as contemplated by this Agreement is subject to the satisfaction of the following conditions as of the date of each Additional Closing:

(a)           The representations and warranties of the Company contained in Article 3 of this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect) shall be true and correct as of the date of this Agreement and as of the date of the applicable Additional Closing as though made on and as of such date, except for changes contemplated by this Agreement (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date); provided, that this condition shall be deemed to be satisfied unless all such failures of the representations and warranties to be true and correct would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole.

(b)           The Company shall have complied in all material respects with its obligations under this Agreement.

(c)           The conditions set forth in Section 5.1(b) and 5.1(c) shall be satisfied as of the date of the applicable Additional Closing.

5.5           Conditions to the Company’s obligations with respect to Additional Shares.  The obligation of the Company to close the sale of any Additional Shares as contemplated by this Agreement is subject to satisfaction of the following conditions as of the date of each Additional Closing:

(a)           The representations and warranties of the Purchaser contained in Article 4 of this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect) shall be true and correct as of the date of this Agreement and as of the date of the applicable Additional Closing as though made on and as of such date, except for changes contemplated by this Agreement (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date); provided, that this condition shall be deemed to be satisfied unless all such failures of the representations and warranties to be true and correct, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the closing of the transactions under this Agreement.

(b)           The Purchaser shall have complied in all material respects with its obligations under this Agreement.

(c)           The conditions set forth in Section 5.1(b) and 5.1(c) shall be satisfied as of the date of the applicable Additional Closing.

SECTION 6.  COVENANTS

6.1           Use of Proceeds.  The Company will use the proceeds from the sale of the Shares to fund the purchase price to acquire the Wilhelmina Companies and the proceeds from the sale of the Additional Shares (if any) for other general corporate purposes.

6.2           No Integrated Offering.  None of the Company, the Subsidiaries, their affiliates or any person acting on their behalf will make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of any of the Shares or Additional Shares (if any) under the Securities Act or cause the offering of the Shares or Additional Shares (if any) to be integrated with other offerings.

6.3           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.  MISCELLANEOUS

7.1           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

7.2           Termination.  If the Closing under this Agreement has not occurred, this Agreement shall terminate upon termination of the Wilhelmina Agreement.  Notwithstanding anything to the contrary, the commitment set forth in Section 1.2 shall terminate as of the Commitment End Date.

7.3           Survival.  The representations and warranties made herein shall survive the Closing for a period of two (2) years following the Closing Date; provided that the representations set forth in Sections 3.1, 3.3 and 4.3 shall survive indefinitely. The covenants and agreements contained herein shall survive in accordance with their terms. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of either party pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by that party hereunder solely as of the date of such certificate or instrument.

7.4           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares or Additional Shares (if any) from time to time.  A party shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided that the Purchaser may assign some or all of its rights hereunder without the consent of the Company to an affiliate of Purchaser.

7.5           Entire Agreement.  The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and neither party shall be liable or bound to the other in any manner by any representations, warranties, covenants and agreements, except as specifically set forth herein and therein.

7.6           Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

7.7           Amendment and Waiver.  This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and the Purchaser.

7.8           Notices.  All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed given (i) when made if made by hand delivery, (ii) one business day after being deposited with an overnight courier if made by courier guaranteeing overnight delivery, (iii) on the date indicated on the notice of receipt if made by first-class mail, return receipt requested or (iv) on the date of confirmation of receipt of transmission by facsimile, addressed as follows:

(a)           if to the Company, at

New Century Equity Holdings Corp.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
Facsimile: (214) 661-7475
Attention:  Chief Financial Officer

with a copy to:

Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX  75201-4761
Facsimile: (214) 999-3683
Attention: Alan J. Perkins, Esq.

(b)           if to the Purchaser, in care of:

Newcastle Partners, L.P.
200 Crescent Court, Suite 1400
Dallas, TX  75201
Facsimile:  (214) 661-7475
Attention:  Evan D. Stone, Esq.

7.9           Indemnification.  Each party (as such, the “Indemnifying Party”) agrees to indemnify and hold the other party (as such, the “Indemnified Party”) harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) that the Indemnified Party may suffer, sustain or become subject to as a result of or in connection with the breach by the Indemnifying Party of any representation, warranty, covenant or agreement of the Indemnifying Party contained in any of the Transaction Documents;  provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of the Indemnified Party or breach by the Indemnified Party of any of its representations and warranties set forth in this Agreement.  In case any such third-party action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof;  provided, that if the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to the Indemnified Party which conflict in any material respect with those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Party shall reimburse the Indemnified Party for that portion of the fees and expenses of one counsel retained by the Indemnified Party.

7.10           Interpretation.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  In this Agreement, (a) “including” does not denote or imply any limitation, and (b) “person” refers to any individual or any legal entity or organization.

7.11           Counterparts.  This Agreement may be delivered via facsimile or other means of electronic communication, and may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures.

New Century Equity Holdings Corp.		Newcastle Partners, L.P.
By: Newcastle Capital Management, L.P.
its General Partner

By	/s/ John Murray	By	/s/ Mark Schwarz

Its	Chief Financial Officer	Its	Chief Executive Officer